PAGE 1
                       ARCHER-DANIELS-MIDLAND COMPANY
               4666 Faries Parkway, Decatur, Illinois 62526
________________________________________________________________
____________
                         NOTICE OF ANNUAL MEETING
________________________________________________________________
____________

To All Stockholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of
Stockholders of Archer-Daniels-Midland Company, a Delaware corporation, will be held at its ADM/LAKEVIEW OFFICE, 1001 BRUSH COLLEGE ROAD, DECATUR, ILLINOIS, on Thursday, October 20, 1994, at 2:00 P.M., for the following purposes:

     (1) To fix the number of Directors and to elect Directors to hold office until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified.

     (2) To ratify the appointment by the Board of Directors of Ernst &
          Young LLP as independent accountants to audit the accounts of the
          Company for the fiscal year ending June 30, 1995.

     (3) To transact such other business as may properly come before the meeting.

                                          By Order of the Board
of Directors

                                          R. P. Reising,
Secretary

September 14, 1994
1

PAGE 2
                       ARCHER-DANIELS-MIDLAND COMPANY
                4666 Faries Parkway, Decatur, Illinois 62526

                            September 14, 1994

                             PROXY STATEMENT

General Matters

     The accompanying proxy is SOLICITED BY THE BOARD OF DIRECTORS of Archer-Daniels-Midland Company ("the Company") for the Annual Meeting of Stockholders of the Company to be held at its ADM/LAKEVIEW OFFICE, 1001 BRUSH COLLEGE ROAD, DECATUR, ILLINOIS, on Thursday, October 20, 1994, at 2:00 P.M. This Proxy Statement and the enclosed form of proxy are first being mailed to Stockholders on or about September 14, 1994.

     The cost of solicitation of proxies will be borne by the Company. Solicitation other than by mail may be made by Officers or by regular employees of the Company by personal or telephone solicitation, the cost of which is expected to be nominal. Georgeson & Company Inc. has been retained by the Company to assist in solicitation of proxies at a fee of $14,000, plus reasonable out-of-pocket expenses. The Company will reimburse brokerage firms and other securities custodians for their reasonable expenses in forwarding proxy materials to their principals.

     Only holders of shares of Common Stock of record at the close of business on August 22, 1994 will be entitled to notice of and to vote at the meeting and at all adjournments thereof. At the close of business on August 22, 1994, the Company had outstanding 327,306,990 shares of Common Stock, each share being entitled to one vote.

     Shares represented by proxies in the form enclosed, properly executed, will be voted. Proxies may be revoked at any time prior to being voted.

Principal Holders of Voting Securities

     The following Stockholder is known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock of the Company, based upon filings thereof with the Securities and Exchange Commission.

Name and Address of Beneficial Owner         Amount
Percent of Class

State Farm Mutual Automobile Insurance     25,255,710
7.72
  Company and Related Entities
Bloomington, Illinois  61701

2

PAGE 3
Election of Directors

     It is intended that proxies solicited by the Board of Directors will, unless otherwise directed, be voted to fix at seventeen (17) the number of Directors to be elected and to elect the nominees named below.

     The nominees proposed for election to the Board of Directors are all presently members of the Board.

     The proxies (unless otherwise directed) will be voted for the election of the nominees named herein as Directors to hold office until the next succeeding Annual Meeting of Stockholders and until their successors are duly elected and qualified. In the event any nominee for Director becomes unavailable, it is intended that the persons named in the proxy may vote for a substitute who will be designated by the Board of Directors. The Board has no reason to believe that any nominee will be unable to serve as a Director. All present members have served continuously as Directors from the year stated.

     The nominees, their age, position with the Company, principal occupation, directorships of other publicly owned companies, the year in which each first became a Director, and the number of shares of Common Stock of the Company beneficially owned, directly or indirectly, by each are shown in the following table. Except for Messrs. H. G. Buffett, Brian Mulroney and Robert S. Strauss, all of the nominees have been Executive Officers of their respective companies or employed as otherwise specified below for at least the last five years. Mr. Buffett was Chairman of the Douglas County, Nebraska Board of Commissioners from 1988 until joining the Company in February 1992, and remains President of Buffett Farms, Inc. Mr. Strauss served on the Board from 1981 until August 1991 when he resigned to become U.S. Ambassador to the Soviet Union, an appointment he held until October 1992. Mr. Mulroney served as Prime Minister of Canada for almost nine years, resigning in June 1993, and rejoined the law firm of Ogilvy Renault as Senior Partner.

     The affirmative vote of a majority of the outstanding shares of Common Stock of the Company present in person or represented by proxy at the meeting and entitled to vote on the election of Directors is required for the election of Directors. For this purpose, a Stockholder voting through a proxy who abstains with respect to the election of Directors is considered to be present and entitled to vote on the election of Directors at the meeting, and is in effect a negative vote, but a Stockholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote, on the election of Directors shall not be considered present and entitled to vote on the election of Directors.

3

PAGE 4

Name, Age, Principal Occupation or  Year First    Common
Percent
Position, Directorships of Other    Elected as    Stock
of
Publicly Owned Companies             Director     Owned
Class
*D. O. Andreas, 76, Chairman   1966    14,343,1 (1)(2)  4.38
of the Board, Chief Executive                50
of the Company. He is a
Director of Salomon Inc.

Ralph Bruce, 77, Retired       1980     173,442         0.05
Executive  Vice President of
the Company

*J. H. Daniels, 72, Retired    1957     354,115 (3)     0.11
Chairman  of the Company

H. G. Buffett, 39, Vice        1991      14,828 (1)(4)  0.005
President of the Company and
Assistant to the Chairman. He
is a Director of Berkshire
Hathaway, Inc. and Coca-Cola
Enterprises Inc.

*L. W. Andreas, 72, Retired    1966    3,580,19 (1)(5)  1.09
President of the Company.                     6
Mr. Andreas is a Director of
National  City Bancorporation

*S. M. Archer, Jr., 71,        1948     912,220 (6)     0.28
Private Investments

R. A. Goldberg, 67, Moffett    1991         346         0.0001
Professor of Agriculture and
Business, Harvard University.
He is a Director of Pioneer
Hi-Bred International, Inc.,
The Vigoro Corporation, and
EcoScience Corporation

J. K. Vanier, 66, President,   1978    5,803,54 (7)     1.77
Western Star Ag. Resources,                   9
Inc.(investments and
livestock)

Martin L. Andreas, 55, Senior  1986     915,399 (1)(8)  0.28
Vice President of the Company
and Executive Assistant to
the Chief Executive

M. Brian Mulroney, 55, Senior  1993         325         0.0001
Partner in the law firm
Ogilvy Renault.  He is a
Director of American Barrick
Resources Corporation, The
Horsham Corporation and
Petrofina S.A.

Mrs. Nelson A. Rockefeller,    1983       8,392         0.003
68, Private Investments

*Michael D. Andreas, 45, Vice  1985    3,805,90 (1)(9)  1.16
Chairman of the Board and                     2
Executive Vice President of
the Company

*H. D. Hale, 69, Chairman and  1973    8,817,41 (1)(10  2.69
Chief Executive Officer, ADM                  4 )
Milling Co., a subsidiary of
the Company

O. G. Webb, 58, farmer.        1991    1,945,47 (11)    0.59
Chairman of the Board and                     1
President, GROWMARK, Inc.
(farmer owned cooperative).
Chairman of the Company's
Public  Policy Committee

J. R. Randall, 69, President   1975     670,057 (1)(12  0.20
of the Company                                  )

*F. Ross Johnson, 62,          1989      84,020         0.03
Chairman and Chief Executive
Officer of RJM Group, Inc.
(an international management
and advisory organization)
and Chairman and Chief
Executive Officer of Bionaire
Inc. (an environmental air
products company).  He is a
Director of American Express
Company, Power Corporation of
Canada, National Services
Industries, Inc. and Noma
Industries, Ltd.

Robert S. Strauss, 75,         1992      21,262         0.006
Partner in the law firm Akin,
Gump, Strauss, Hauer & Feld.
Mr. Strauss is a Director of
General Instruments Corp.

*Member of the Executive Committee

4

PAGE 5

(1) Includes shares allocated as a beneficiary under the Company's Tax Reduction Act Stock Ownership Plan (TRASOP) and
ADM Savings & Investment Plan.

(2) Includes 8,400,561 shares, in which Mr. Andreas disclaims any beneficial interest, in trusts for members of his family of which he is a Trustee and in a partnership of which Mr. Andreas is the Managing General Partner which includes 2,652,496 shares held for Mr. L. W. Andreas and 2,573,568 shares held for Mr. M.
D. Andreas (also included in the table above are the shares owned by Mr. L. W. Andreas and Mr. M. D. Andreas).

(3) Includes 55,358 shares owned by a member of Mr. Daniels' family with respect to which Mr. Daniels disclaims any beneficial interest.

(4) Includes 49 shares owned by members of Mr. Buffett's family and in which he disclaims any beneficial interest. Includes
9,194 shares that are unissued but are subject to stock options exercisable within 60 days from the date of this Proxy
Statement.

(5) Includes 738,710 shares in which Mr. Andreas disclaims any beneficial interest, in trusts for members of his family of which he is a Trustee. (See footnote 2.) Includes 171,000 shares held in a private foundation in which Mr. Andreas has voting and investment power.

(6) Includes 204,750 shares owned by a member of Mr. Archer's family in which he disclaims any beneficial interest. Shares previously reported as held in a trust of which Mr. Archer was a Trustee were distributed to the beneficiaries last year.

(7) Includes 3,107 shares owned by members of Mr. Vanier's family in which he disclaims any beneficial interest. Includes 3,759,173 shares in various trusts of which Mr. Vanier is one of the trustees and in a corporation in which Mr. Vanier and members of his family have certain beneficial interests. (See footnote 10; Mr. Vanier is the brother of Mr. Hale's wife and 3,708,893 of the reported shares were also reported by Mr. Hale.)

(8) Includes 621,225 shares owned by Andreas Corporation with respect to which Mr. Andreas disclaims any beneficial interest in 515,617 shares. Includes 46,508 shares in trust for members of Mr. Andreas' family and in which he disclaims any beneficial interest. Includes 8,682 shares that are unissued but are subject to stock options exercisable within 60 days from the date of this Proxy Statement.

(9) Includes 1,171,848 shares in which Mr. Andreas disclaims any beneficial interest, in trusts for members of his family of which he is a Trustee and in a partnership of which Mr. Andreas is a general partner. (See footnote 2.) Includes 8,682 shares that are unissued but are subject to stock options exercisable within 60 days from the date of this Proxy Statement.

(10) Includes 968,470 shares owned by or in trust for a member of Mr. Hale's family in which Mr. Hale disclaims any beneficial interest. Includes 2,525,411 shares owned by Star A, Inc., a family corporation, with respect to which Mr. Hale disclaims any beneficial interest in 2,462,276 shares. Includes 3,708,893 shares in trust for which Mr. Hale's wife is one of several trustees and in which he disclaims any beneficial interest.
(See footnote 7.) Includes 8,682 shares that are unissued but are subject to stock options exercisable within 60 days from the date of this Proxy Statement.

(11) Includes 1,944,481 shares owned by GROWMARK, Inc. in which Mr. Webb disclaims any beneficial interest.

(12) Includes 32,029 shares owned by a member of Mr. Randall's family with respect to which Mr. Randall disclaims any beneficial interest and 82,828 shares in trust for members of Mr. Randall's family of which Mr. Randall is a co-trustee and in which he disclaims any beneficial interest. Includes 48,767 shares that are unissued but are subject to stock options exercisable within 60 days from the date of this Proxy Statement.


     B. D Kraft, who is one of the five highest paid Executive Officers of the Company but who is not a Director of the Company, beneficially owned 1,523,150 shares of Common Stock of the Company, which number includes (1) shares allocated to him as a beneficiary under the Company's TRASOP, ADM Savings & Investment Plan and Tabor Employees Profit Sharing Plan, (2) 49,782 shares in trusts for members of his immediate family of which he is a co-trustee and disclaims any beneficial interest, and (3) 8,682 shares that are unissued but are subject to stock options exercisable within 60 days from the date of this Proxy Statement.

     Common Stock beneficially owned by all Directors and Executive Officers as a group, numbering 37 persons including those listed above, is 44,325,561 shares representing 13.54% of the outstanding shares, of which 204,606 shares are unissued but are subject to stock options exercisable within 60 days from the date of this Proxy Statement.

     D. O. Andreas and L. W. Andreas are brothers. G. Allen Andreas, Jr., Vice President of the Company and Chief Financial Officer for European operations, is a nephew of these two Directors. Michael D. Andreas is the son of D. O. Andreas and a nephew of L. W. Andreas. Martin L. Andreas is a nephew of D. O. Andreas and L. W. Andreas. G. Allen Andreas, Jr., Michael D. Andreas and Martin L. Andreas are cousins. H. D. Hale and J. K. Vanier are brothers-in-law. C. P. Archer, Treasurer of the Company, is the son of S. M. Archer, Jr.

Information Concerning Committees and Meetings

     During the last fiscal year the Board of Directors of the Company held five regularly scheduled meetings. Mr. Mulroney attended less than seventy-five percent of the scheduled meetings of the Board.

    The Board has Audit, Salary and Stock Option, Nominating and Proxy and Public Policy Committees. The Audit Committee consists of Messrs. L. W. Andreas, Daniels, Archer, Johnson and Vanier; the Salary and Stock Option Committee consists of Messrs. Archer, Johnson and Vanier; the Nominating and Proxy Committee consists of Messrs. D. O. Andreas, Archer and Daniels and the Public Policy Committee consists of Messrs. Webb, D. O. Andreas, Goldberg, Bruce, Strauss, Mulroney and Mrs. Rockefeller.

     The Audit Committee, which met five times during the fiscal year, reviews (1) the overall plan of the annual independent audit, (2) financial statements, (3) scope of audit procedures,
(4) the performance of the Company's independent accountants and internal auditors, and (5) auditors' evaluation of internal controls.

     The Salary and Stock Option Committee, which met four times during the fiscal year, reviews and establishes compensation of Officers, approves direct compensation in the amount of $150,000 or more annually to any employee and approves modifications and changes in employee benefit plans affecting benefits salaried employees receive under such plans. All of its actions are submitted to the Board for approval.

     The Nominating and Proxy Committee, which met once during the fiscal year, considers and recommends nominees to the Board. The Committee will consider nominees recommended by a Stockholder provided the Stockholder submits the nominee's name in writing addressed to the Secretary of the Company listing the nominee's qualifications together with a statement signed by the nominee indicating a willingness to serve.

5

PAGE 6
Executive Compensation

     The following table sets forth information concerning the Company's Chief Executive and the four other most highly paid
Executive Officers of the Company.

                   Summary Compensation Table
                   __________________________
                                                         Long
All
                              Annual Compensation        Term
Other
Name and Principal Fiscal                Other Annual  Compen-
Compen-
Position         Year    Salary   Bonus Compensation  sation
sation
                          $        $        $(1)      #(2)
$(3)
                 ____   _________ _____ ____________ _______
_______
D. O. Andreas, 199  2,972,63   -0-  198,403     -0-    6,000
Chairman and   4        0      -0-  217,929     -0-    5,996
Chief          199  2,633,57   -0-  163,880     -0-    5,818
Executive      3        4
               199  2,615,16
               2        7

J. R. Randall, 199  1,461,64   -0-    N/A     25,000   6,000
President      4        1      -0-    N/A       -0-    5,996
               199  1,293,41   -0-    N/A     11,576   5,818
               3        7
               199  1,156,65
               2        5

M. D. Andreas, 199   942,015   -0-    N/A     25,000   6,000
Vice Chairman  4     828,455   -0-    N/A       -0-    5,996
of the Board   199   742,206   -0-    N/A     11,576   5,818
and Executive  3
Vice President 199
               2


H. D. Hale,    199   800,993   -0-    N/A     10,000   6,000
Chairman and   4     713,252   -0-    N/A       -0-    5,996
Chief          199   653,085   -0-    N/A     11,576   5,818
Executive      3
Officer of ADM 199
Milling Co.    2

B. D Kraft,    199   614,128   -0-    N/A     10,000   6,000
Group Vice     4     559,755   -0-    N/A       -0-    5,996
President      199   516,081   -0-    N/A     11,576   5,818
               3
               199
               2


(1) Includes $87,710 and $102,866 for personal use of Company-owned aircraft in 1993 and 1994, respectively; $50,686 and $54,632 for personal use of Company-owned vehicles in 1992 and 1993, respectively; and $66,644, $69,497 and $78,024 personal office and expense allocation in 1992, 1993 and 1994, respectively. Amounts for Other Annual Compensation are reported on a calendar year basis.

(2) Number of options granted in fiscal year indicated and adjusted for all stock dividends paid to date.

(3) These amounts represent the Company's matching contribution under the ADM Savings & Investment Plan, a 401(k) Plan. This Plan was established July 1, 1984 as a successor to the Company's Tax Reduction Act Stock Ownership Plan. This is a contributory plan available to all salaried employees who have completed one year of service with the Company. Employees may contribute 1% to 6% of gross wages to a maximum of $9,000 in fiscal year 1994. The Company's matching contribution is equal to 100% of the first 2% and 50% of the next 4% of an employee's contribution. The employees' and the Company's contributions are used to purchase Common Stock of the Company from the Company. All contributions are fully vested to the participants; however, there are withdrawal restrictions.


     Compensation for non-employee Directors consists of an annual retainer of $37,500 and an annual retainer of $37,500 for memberships on the Executive, Audit, Salary and Stock Option, and Public Policy Committees with a maximum annual retainer for all services of $100,000.



             Stock Option Grants In Last Fiscal Year

_______________________________________

                                                               Potential
                                                               Realizable
                                                            Value at Assumed
                                                            Annual Rates of
                                                              Stock Price
                    Individual Grants                       Appreciation for
                                                              Option Term
________________________________________________________________
__________________________


             Number of
             Securities   Percent of   Exercis
             Underlying Total Options    e or
              Options     Granted to     Base    Expiratio
Name          Granted    Employees in   Price     n Date    5% ($)   10% ($)
               (#)(1)    Fiscal Year    ($/Sh)
___________  __________ _____________  _______   _________  _______  _______
___                     ___            __        __         __       __
D. O.        -          -              -         -          -        -
Andreas
J. R.        25,000     2.16           23.0625   04-21-01   234,720  546,995
Randall
M. D.        25,000     2.16           23.0625   04-21-01   234,720  546,995
Andreas
H. D. Hale   10,000     0.86           23.0625   04-21-99   63,717   140,799
B. D Kraft   10,000     0.86           23.0625   04-21-99   63,717   140,799


(1)  For the period July 1, 1993 through June 30, 1994 the
Executive Officers named above were granted Incentive Stock
Options exercisable in annual installments commencing on the first anniversary date.

6

PAGE 7

                Fiscal Year-End Option Values (1)


Name       Number of Unexercised Options        Value of
Unexercised
               at Fiscal Year End (#)    In-the-Money Options
                                        at Fiscal Year End ($)
           _____________________________
_________________________
             Exercisable/Unexercisable
Exercisable/Unexercisable

D. O. Andreas               -            -                     -
- - - - -
J. R. Randall            48,767          35,669        507,187
122,019
M. D. Andreas             8,682          27,894         57,534
34,803
H. D. Hale    8,682      12,894                       57,534
25,428
B. D Kraft    8,682      12,894                       57,534
25,428

(1) No options were exercised by any named Executive Officer during fiscal 1993.


     The Company has a Retirement Plan for Salaried Employees (the "Plan"). The Company made a contribution of $3,823,000 for the participants for calendar year 1993. The following table shows the estimated annual benefits payable as a life annuity, upon retirement at age 65 or later, to persons in specified salary and years-of-service classifications:


  5 Year Average Base       For Years of Credited Service Shown
Below
     Compensation            10         20           30
35

       $200,000          $ 28,067   $ 56,134   $   84,202  $
98,233
        400,000            60,067    120,134      180,202
210,233
        600,000            92,067    184,134      276,202
322,233
        800,000           124,067    248,134      372,202
434,233
      1,000,000           156,067    312,134      468,202
546,233
      1,200,000           188,067    376,134      564,202
658,233
      1,400,000           220,067    440,134      660,202
770,233
      1,600,000           252,067    504,134      756,202
882,233
      1,800,000           284,067    568,134      852,202
994,233
      2,000,000           316,067    632,134      948,202
1,106,233
      2,200,000           348,067    696,134    1,044,202
1,218,233
      2,400,000           380,067    760,134    1,140,202
1,330,233
      2,600,000           412,067    824,134    1,236,202
1,442,233
      2,800,000           444,067    888,134    1,332,202
1,554,233

     The pension amount is based on the final average monthly compensation (average of the 60 consecutive months of the last 180 months which produce the highest average). For purposes of the Plan, the term "compensation" is defined as base compensation ("Salary" as shown in Summary Compensation Table) paid during the Plan year. The pension amount is calculated as follows: final average monthly compensation times 56%, less 50% of primary Social Security payable at age 65 and proportionately reduced for service of less than 35 years and additional early retirement reduction when the pension commences prior to age 65. The normal retirement age under the Plan is age 65 with 5 years of service. The 5 year average compensation for purposes of the Plan of each of the five highest paid Executive Officers of the Company and the number of years of service rounded to the nearest year and credited to each of them under the Plan was as follows: D. O. Andreas $2,354,562 (24 years); J. R. Randall $1,117,331 (26 years); Michael D. Andreas $717,331 (24 years);
H. D. Hale $626,266 (35 years); B. D Kraft $513,381 (19 years).

     Various provisions of the Internal Revenue Code of 1986 limit the amount of benefits payable under a qualified pension plan. When these limits operate to reduce a pension benefit payable under the Plan, the Company will provide additional amounts so that the total annual pension will be as provided in the Plan.

7

PAGE 8
Salary and Stock Option Committee Report

     The Board of Directors of the Company has a Salary and Stock Option Committee consisting of three non-employee directors. The Committee reviews and establishes the compensation of officers, approves the direct compensation in the amount of $150,000 or more annually to any employee and approves modifications and changes in employee benefit plans with respect to the benefits salaried employees receive under such plans. All of its actions are submitted to the Board for ratification.

     The Company's compensation program is informal and rather simple consisting principally of salary and from time to time, not necessarily annually, an award of incentive stock options. Charges for the personal use of Company facilities, if any, gross-up an executive's cash remuneration. Options for stock are at the market price on the date of grant and are exercisable in increments usually over a five year term but none can be acquired during the first year. Bonuses and incentive awards are not a part of the compensation program, nor do any executives, including the Chief Executive, have employment contracts.

     Compensation is not related to the market performance of the Company's stock or to the annual profit performance of the Company. Stock prices are not only reflective of earnings but are influenced by such factors as interest rates, trading of corporate equities as commodities by large financial institutions and funds, comments and recommendations of security analysts, government actions (i.e. tax and fiscal policies) and market makers' perceptions of an entire industry. The performance of a Company in the basic food industry may be affected by plantings, global weather (such as floods and droughts), foreign nations' actions, including GATT negotiations, and the Federal Government's programs, policies and restrictions. Management cannot manage the vagaries of the equity markets or the outside influences that relate to the production of food for human and animal consumption.

     The Company's compensation program is designed so that the annual emolument for its employees and for its executives remains competitive with the emolument for comparable employment, responsibilities and performance in major industries, not only in the U.S. but on a world-wide basis. The Committee consisting of investors and business leaders is familiar with compensation packages and also familiarizes itself with various forms and types of remuneration primarily from publications including general news reports, periodicals and reports of other public corporations.

     The Committee in its deliberations considers all of the factors listed above and in addition the following principles:

     a.   an individuals on-the-job performance
     b.   the Company's ability to pay and its growth record
     c.   cost-of-living increases
     d. in the case of all individuals except the chief executive, the recommendations of management and a person's supervisors

     The compensation for the Chief Executive is established by the Committee as previously described. The Committee proposed and the Board approved an increase in salary for Mr. Andreas in fiscal year 1994 of $350,000 a year. This increase of approximately 12 1/2% was the first increase in two years during which period the top federal personal income tax bracket increased 8.6% and the cost of living approximately 4% annually.

     Under Section 162(m) of the Internal Revenue Code and the proposed Regulations thereunder, a new provision created under the Omnibus Budget Reconciliation Act of 1993, the allowable deduction for compensation paid or accrued with respect to the chief executive officer and each of the four other most highly compensated executive officers of a publicly held corporation, except for "performance-based compensation", is limited to $1 million per year for taxable years beginning on or after January 1, 1994. The exception for "performance-based compensation" is applicable to remuneration over $1 million based solely upon the attainment of objective performance goals established by a compensation committee comprised of two or more "outside directors" and approved by the Company's Stockholders.

     In order to claim the exceptions under the Regulations the Committee must agree that payments will not be made, even non deductible, if the established performance is not met. The Committee is unable to agree to this provision of the Regulations since it believes that its executives must be compensated for their performance as set forth above.

     The Committee is appalled that an act intended to produce revenue is being used to single out a minor segment of industry and commerce for "performance" while the media daily reports deductible compensation that is being paid without any measurement for future performance.

                              S. M. Archer
                              F. Ross Johnson
                              J. K. Vanier

8

PAGE 9

         Comparison of Five Year Cumulative Total Return
Among Archer-Daniels-Midland Company (ADM), the S & P Food Index
                     and the S & P 500 Index

Measurement Period       ADM       S & P Food          S & P 500
(Fiscal Year Covered)                   Index
Index
__________________       ___       __________          _________


Measurement Pt - 06/30/89     $100      $100           $100

FYE 06/30/90             $142      $117           $116
FYE 06/30/91             $138      $141           $125
FYE 06/30/92             $146      $157           $142
FYE 06/30/93             $154      $157           $161
FYE 06/30/94             $160      $157           $163


$100 invested on 06/30/89 in stock or index including reinvestment of dividends.
Fiscal year ending June 30.

Graph produced in accordance with SEC regulations by STAR
Services, Inc.

9

PAGE 10

Certain Relationships and Related Transactions

     During the fiscal year ended June 30, 1994, the Company retained the services of the law firms of Akin, Gump, Strauss, Hauer & Feld and Ogilvy Renault of which Robert S. Strauss and
M. Brian Mulroney are a partner and a senior partner, respectively. The Company may continue to retain the services of, and refer specific matters to, these firms during the next fiscal year.

Auditors

     The firm of Ernst & Young LLP, independent Certified Public Accountants, has audited the records of the Company for many years. The Board of Directors wishes to continue the services of this firm for the fiscal year ending June 30, 1995, and the Stockholders' ratification of such appointment is requested. Representatives of Ernst & Young LLP will attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Rule 405 Disclosure

    Based solely upon a review of copies of reports furnished to the Company during the fiscal year ended June 30, 1994, the following persons filed the number of late reports or failed to file reports/representing the number of transactions set forth after his or her name: F. R. Johnson and D. Benson each 1 report/1 transaction, R. Goldberg and H. Buoy each 2 reports/2 transactions and Mrs. Rockefeller 3 reports/3 transactions.

Deadline for Submission of Stockholder Proposals

    Proposals of Stockholders intended to be presented at the next Annual Meeting must be received by the Secretary, Archer-
Daniels-Midland Company, 4666 Faries Parkway, Decatur, Illinois,
62526, no later than May 20, 1995.

Other Matters

     It is not contemplated or expected that any business other than that pertaining to the subjects referred to in this Proxy Statement will be brought up for action at the meeting, but in the event that other business does properly come before the meeting calling for a Stockholders' vote, the Proxy Committee will vote thereon according to its best judgment in the interest of the Company.

                                         By Order of the Board
of Directors

                                         ARCHER-DANIELS-MIDLAND
COMPANY

                                         R. P. Reising,
Secretary

September 14, 1994
10

PAGE 11

                         Please Fill In and Sign the
Accompanying
                         Form of Proxy and Mail as Soon as
Possible
                            In the Enclosed Addressed Envelope.
                                 No Postage is Necessary.


                              ANNUAL MEETING OF STOCKHOLDERS

     You are urged to attend the Annual Meeting of Stockholders this year. It will be held at 2:00 P.M. on Thursday, October
20, 1994, the third Thursday in October, at ADM/LAKEVIEW, 1001
BRUSH COLLEGE ROAD, DECATUR, ILLINOIS.

     You are invited to stay after the meeting and visit with our Directors and Executives.

11

PAGE 12
                        ARCHER-DANIELS-MIDLAND COMPANY
(LOGO) ADM      4666 Faries Parkway, Decatur, Ill. 62526
PROXY
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
DIRECTORS
The undersigned hereby appoints J. H. Daniels, S. M. Archer, Jr., and D. O. Andreas as Proxies, with the power of substitution, to represent and to vote, as designated below, all the shares of the undersigned held of record on August 22, 1994, at the Annual Meeting of Stockholders to be held on October 20, 1994 and any adjournments thereof.
1.  ELECTION OF DIRECTORS
    FOR ___ all nominees listed below (except as indicated below)
    WITHHOLD AUTHORITY ___ to vote for all nominees listed below (INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below.)
D. O. Andreas, R. Bruce, J. H. Daniels, H. G. Buffett, L. W. Andreas, S. M. Archer, Jr., R. A. Goldberg, J. K. Vanier, M. L. Andreas, Mrs. N. A. Rockefeller, M. D. Andreas, H. D. Hale, O.
G. Webb, J. R. Randall, F. R. Johnson, R. S. Strauss, M. B.
Mulroney.
2.  Ratify the appointment of Ernst & Young LLP as FOR__
AGAINST__ ABSTAIN__
    independent accountants for the fiscal year ending June 30, 1995;
all as more fully referred to in the Proxy Statement with respect to such meeting, and upon such other matters as may properly come before such meeting.

This Proxy when properly executed will be
voted in the manner directed herein by the
undersigned Stockholder.  If no direction
is made, this Proxy will be voted for
Proposals 1 and 2.
Please sign exactly as name(s) appear below.
___________________________
When shares are held by joint tenants, both     Signature
should sign.  When signing as attorney,
executor, administrator, trustee or guardian,
please give full title as such.  If a
___________________________
corporation, please sign in full corporate      Signature if
held jointly
name by President or other authorized officer.
If a partnership, please sign in partnership
name by authorized person.                     DATED:
______________, 1994

                                                     PLEASE
MARK, SIGN,
                                                     DATE AND
RETURN THE
                                                     PROXY CARD
PROMPTLY
                                                USING THE
ENCLOSED ENVELOPE
12